CFX CORPORATION - ORANGE SAVINGS BANK
                 PRO FORMA COMBINED CONDENSED BALANCE SHEET
                               March 31, 1995
                                 (UNAUDITED)


                                                       CFX           Orange       Pro Forma       CFX
(In thousands, except per share data)              (Historical)   (Historical)   Adjustments   Pro Forma

Assets
  Cash and cash equivalents                          $ 17,198       $ 5,633                     $ 22,831
  Interest bearing deposits with other banks            1,545           587                        2,132
  Federal Home Loan Bank of Boston stock                6,471           917                        7,388
  Trading securities                                   16,410             -                       16,410
  Securities available for sale                         3,389         3,931                        7,320
  Securities held to maturity                         108,286         1,503                      109,789
  Mortgage loans held for sale                          8,059             -                        8,059
  Loans and leases, net                               567,500        70,269                      637,769
  Premises and equipment                               13,644           425                       14,069
  Mortgage servicing rights                             4,129             -                        4,129
  Goodwill and deposit base intangibles                10,204            83                       10,287
  Foreclosed real estate                                  907           153                        1,060
  Other assets                                         22,406         1,066                       23,472
                                                     $780,148       $84,567         $   -       $864,715

Liabilities and Shareholders' Equity
  Deposits                                           $606,235       $74,467                     $680,702
  Other borrowed funds                                 26,914             -                       26,914
  Advances from Federal Home Loan Bank of Boston       55,688             -                       55,688
  Other liabilities                                    12,733         1,512                       14,245
      Total Liabilities                               701,570        75,979             -        777,549

Shareholders' Equity
  Preferred stock(1)                                      193             -                          193
  Common stock(2,3 & 4)                                 4,473            72           513          5,058
  Paid-in capital                                      63,312         2,974          (513)        65,773
  Retained earnings                                    18,216         5,521                       23,737
  Net unrealized losses on securities available
   for sale, after tax effects                           (418)           21                         (397)
  Cost of 577,265 shares of common stock
   in treasury                                         (7,198)            -                       (7,198)
      Total Shareholders' Equity                       78,578         8,588             -         87,166
                                                     $780,148       $84,567         $   -       $864,715
   Number of common shares outstanding                  3,895           724                        4,480
   Common shareholders' equity per share(5)          $  19.26       $ 11.86                     $  18.66



                    CFX CORPORATION - ORANGE SAVINGS BANK
                PRO FORMA COMBINED CONDENSED INCOME STATEMENT
                  For the Three Months Ended March 31, 1995
                                 (UNAUDITED)


                                                CFX           Orange         CFX
(In thousands, except per share data)       (Historical)   (Historical)   Pro Forma

Interest income:
  Interest on loans and leases                $11,876         $1,427       $13,303
  Interest and dividends on securities          1,671             77         1,748
  Other interest income                           171             44           215
      Total Interest and Dividend Income       13,718          1,548        15,266

Interest expense:
  Interest on deposits                          5,333            654         5,987
  Interest on borrowings                        1,388              -         1,388
      Total Interest Expense                    6,721            654         7,375

      Net Interest and Dividend Income          6,997            894         7,891

Provision for loan and lease losses               180            (30)          150
      Net Interest and Dividend Income After
       Provision for Loan and Lease Losses      6,817            924         7,741

Other income                                    2,012             52         2,064
Other expense                                   6,723            584         7,307

      Income Before Income Taxes                2,106            392         2,498
Income taxes                                      785            157           942
      Net Income                                1,321            235         1,556
Preferred stock dividends                          67              -            67
      Net Income Available to Common Stock     $1,254         $  235       $ 1,489

Weighted average common shares outstanding      3,895            759         4,480

Earnings per common share(6)                   $  .32         $  .31       $   .33



                    CFX CORPORATION - ORANGE SAVINGS BANK
                PRO FORMA COMBINED CONDENSED INCOME STATEMENT
                  For the Three Months Ended March 31, 1994
                                 (UNAUDITED)


                                                 CFX          Orange         CFX
(In thousands, except per share data)        (Historical)  (Historical)   Pro Forma


Interest income:
  Interest on loans and leases                 $ 9,498        $1,292       $10,790
  Interest and dividends on securities           2,322            47         2,369
  Other interest income                            105            44           149
      Total Interest and Dividend Income        11,925         1,383        13,308

Interest expense:
  Interest on deposits                           4,096           609         4,705
  Interest on borrowings                           844             -           844
      Total Interest Expense                     4,940           609         5,549

      Net Interest and Dividend Income           6,985           774         7,759

Provision for loan and lease losses                  -            12            12
      Net Interest and Dividend Income After
       Provision for Loan and Lease Losses       6,985           762         7,747

Other income                                       962            48         1,010
Other expense                                    6,119           573         6,692

      Income Before Income Taxes                 1,828           237         2,065
Income taxes                                       715            95           810
      Net Income                                 1,113           142         1,255
Preferred stock dividends                           67             -            67
      Net Income Available to Common Stock     $ 1,046        $  142       $ 1,188

Weighted average common shares outstanding       3,847           742         4,432

Earnings per common share (6)                  $   .28           .19           .27



                    CFX CORPORATION - ORANGE SAVINGS BANK
                PRO FORMA COMBINED CONDENSED INCOME STATEMENT
                    For the Year Ended December 31, 1994
                                 (UNAUDITED)


                                               CFX           Orange         CFX
(In thousands, except per share data)      (Historical)   (Historical)   Pro Forma

Interest income:
  Interest on loans and leases                $40,765        $5,303       $46,068
  Interest and dividends on securities          8,277           327         8,604
  Other interest income                           639           132           771
      Total Interest and Dividend Income       49,681         5,762        55,443

Interest expense:
  Interest on deposits                         16,670         2,507        19,177
  Interest on borrowings                        4,962             -         4,962
      Total Interest Expense                   21,632         2,507        24,139

      Net Interest and Dividend Income         28,049         3,255        31,304

Provision for loan and lease losses               425            12           437
      Net Interest and Dividend Income After
       Provision for Loan and Lease Losses     27,624         3,243        30,867

Other income                                    6,225           291         6,516
Other expense                                  25,162         2,767        27,929

      Income Before Income Taxes                8,687           767         9,454
Income taxes                                    3,214           334         3,548
      Net Income                                5,473           433         5,906
Preferred stock dividends                         268             -           268
      Net Income Available to Common Stock    $ 5,205        $  433       $ 5,638

Weighted average common shares outstanding      3,860           755         4,445


Earnings per common share(6)                  $  1.35        $  .57       $  1.27


                    CFX CORPORATION - ORANGE SAVINGS BANK
         Notes to Pro Forma Combined Condensed Financial Statements



(1)   Preferred Stock at March 31, 1995:

      CFX, $1.00 par value, 4,000,000 authorized shares, of which 192,769 shares of 7.5% Series A Cumulative Convertible Stock are issued and outstanding.

      Orange, $.10 par value, 200,000 authorized share, none of which are issued or outstanding.

(2)   Common Stock at March 31, 1995:

      CFX, $1.00 par value, 15,000,000 authorized shares, of which 4,472,417 shares have been issued and of which 3,895,152 shares are outstanding.

      Orange, $.10 par value, 1,300,000 authorized shares, of which 724,412 shares are issued and outstanding.

(3) The pro forma financial statements reflect the exchange of Orange Common Stock for CFX Common Stock in connection with the Merger at the Exchange Ratio of .8075.

      As required by generally accepted accounting principles, this transaction has been reflected in the pro forma financial statements using the pooling-of-interests method of accounting.

      In combining the companies, a pro forma adjustment at March 31, 1995 was made to reflect the issuance of shares of CFX Common Stock in exchange for the outstanding shares of Orange Common Stock.

(4) The Merger Agreement provides that each holder of Orange Common Stock, who would otherwise have been entitled to a fraction of a share of CFX Common Stock, will be paid the cash value of such fraction. Such cash payments have not been reflected in the pro forma information.

(5) Pro forma common shareholders' equity per share was computed by dividing combined historical common shareholders' equity by the sum of the common shares outstanding at period end, adjusted to give effect to the Merger, assuming the Exchange Ratio of .8075.

(6) Pro forma weighted average common shares outstanding represent the weighted average common shares outstanding of CFX for each of the respective periods plus the pro forma issuance of 584,963 shares of CFX Common Stock in exchange for the outstanding shares of Orange Common Stock. The pro forma effect of stock options outstanding after the Merger is not dilutive and therefore not included in the calculation of earnings per share.